Exhibit 99.3

McKesson Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of McKesson Corporation (“McKesson” or the “Company”) and Celesio AG (“Celesio”), Stuttgart, Germany, and present the Company’s pro forma financial position and results of operations resulting from the Company’s acquisition of Celesio (the “Acquisition”) and the related financing.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2013 (the “Pro Forma Balance Sheet”) gives effect to the Acquisition as if it had occurred on December 31, 2013, combining the unaudited condensed consolidated balance sheet of McKesson at December 31, 2013 and the unaudited condensed consolidated balance sheet of Celesio at September 30, 2013.

The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended March 31, 2013, and for the nine months ended December 31, 2013 (the “Pro Forma Statements of Operations”), give effect to the Acquisition, as if it had occurred on April 1, 2012, combining the audited results of McKesson for the year ended March 31, 2013 and the unaudited results of Celesio as derived from their audited financial statements for the year ended December 31, 2012, and combining the unaudited results of McKesson for the nine months ended December 31, 2013 and the unaudited results of Celesio for the nine months ended September 30, 2013.

The Pro Forma Statements of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information.”

The Pro Forma Financial Information has been adjusted to give effect to matters that are directly attributable to the Acquisition and factually supportable. In addition, the Pro Forma Statements of Operations have been adjusted to give effect to only those matters that are expected to have a continuing impact on the operating results of the Company. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that McKesson believes are reasonable under the circumstances. The fair value amounts assigned to the identifiable assets acquired and liabilities assumed is considered preliminary and subject to change once McKesson receives certain information it believes is necessary to finalize its fair value assessments. The Pro Forma Financial Information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

Adjustments made to align Celesio’s financial information prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) with McKesson’s accounting policies and presentation under U.S. GAAP are described in Note 5, “IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications.”

The Pro Forma Financial Information is unaudited and does not purport to represent what McKesson’s combined results of operations would have been if the Acquisition had occurred on April 1, 2012, or what those results will be for any future periods, or what McKesson’s combined balance sheet would have been if the Acquisition had occurred on December 31, 2013.

The following information should be read in conjunction with the Pro Forma Financial Information:

•	The accompanying notes to the Pro Forma Financial Information;

•	The audited consolidated financial statements of McKesson included in our Annual Report on Form 10–K for the fiscal year ended March 31, 2013, and filed with the SEC on May 7, 2013;

1	Page

•	The historical unaudited consolidated financial statements of McKesson included in our Quarterly Report on Form 10–Q as of and for the nine months ended December 31, 2013, and filed with the SEC on January 30, 2014;

•	The historical audited consolidated financial statements of Celesio for the year ended December 31, 2012, which were prepared in accordance with IFRS in EUR as the reporting currency, attached as Exhibit 99.1 to the Form 8–K/A; and

•	The historical unaudited interim condensed consolidated financial statements of Celesio as of and for the nine months ended September 30, 2013 and 2012, prepared in accordance with International Accounting Standard 34, “Interim Financial Reporting,” as issued by the International Accounting Standards Board in EUR as the reporting currency, attached as Exhibit 99.2 to the Form 8–K/A.

2	Page

McKesson Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2013

(In millions of U.S. dollars)

	December 31, 2013 McKesson	September 30, 2013 Celesio	Pro Forma Adjustments	Ref.		Pro Forma Combined
		(Note 5)
ASSETS
Current Assets
Cash and Cash Equivalents	$2,431	$505	$(173)	6	(a)	$2,763
Receivables, Net	10,750	3,285	—			14,035
Inventories, Net	11,462	2,004	49	6	(b)	13,515
Prepaid Expenses and Other	591	445	—			1,036

Total Current Assets	25,234	6,239	(124)			31,349
Property, Plant and Equipment, Net	1,359	676	165	6	(b)	2,200
Goodwill	6,300	2,828	809	6	(b)	9,937
Intangible Assets, Net	2,066	30	2,836	6	(b)	4,932
Other Assets	1,520	618	—			2,138

Total Assets	$36,479	$10,391	$3,686			$50,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and Accounts Payable	$16,638	$3,051	$—			$19,689
Short-Term Borrowings	—	383	—			383
Deferred Revenue	1,286	—	—			1,286
Deferred Tax Liabilities	1,519	—	—			1,519
Current Portion of Long-Term Debt	353	224	307	6	(d)	884
Other Accrued Liabilities	2,108	901	47	6	(c)	3,056

Total Current Liabilities	21,904	4,559	354			26,817

Long-Term Debt	4,521	2,250	4,154	6	(d)	10,925
Other Noncurrent Liabilities	2,027	671	698	6	(b)	3,396
Commitments and Contingent Liabilities	—	—	—			—
Total McKesson Corporation Stockholders’ Equity	8,027	2,864	(2,922)	6	(e)	7,969
Noncontrolling Interests	—	47	1,402	6	(b)	1,449

Total Liabilities and Stockholders’ Equity	$36,479	$10,391	$3,686			$50,556

See accompanying notes to the unaudited Pro Forma Financial Information

3	Page

McKesson Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended March 31, 2013

(In millions of U.S. dollars, except per share amounts)

	Year Ended
	March 31, 2013 McKesson	December 31, 2012 Celesio	Pro Forma Adjustments	Ref.		Pro Forma Combined
		(Note 5)
Revenues	$122,455	$28,631	$—			$151,086
Cost of Sales	(115,471)	(25,341)	(49)	6	(f)	(140,861)

Gross Profit	6,984	3,290	(49)			10,225
Operating Expenses	(4,678)	(2,855)	(288)	6	(f)	(7,821)
Litigation Charges	(72)	—	—			(72)
Gain on Business Combination	81	—	—			81

Total Operating Expenses	(4,669)	(2,855)	(288)			(7,812)

Operating Income	2,315	435	(337)			2,413
Other Income (Expense), Net	35	(26)	—			9
Impairment of an Equity Investment	(191)	—	—			(191)
Interest Expense	(240)	(151)	(159)	6	(f)	(550)

Income from Continuing Operations Before Income Taxes	1,919	258	(496)			1,681
Income Tax Expense	(581)	(130)	156	6	(g)	(555)

Income from Continuing Operations	1,338	128	(340)			1,126
Less: Income Attributable to Noncontrolling Interests	—	9	(29)	6	(h)	(20)

Income from Continuing Operations Attributable to McKesson Corporation	$1,338	$119	$(311)			$1,146

Earnings from Continuing Operations Per Common Share Attributable to McKesson Corporation
Diluted	$5.59					$4.79
Basic	$5.71					$4.88
Weighted Average Common Shares of McKesson Corporation
Diluted	239					239
Basic	235					235

See accompanying notes to the unaudited Pro Forma Financial Information

4	Page

McKesson Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended December 31, 2013

(In millions of U.S. dollars, except per share amounts)

	Nine Months Ended
	December 31, 2013 McKesson	September 30, 2013 Celesio	Pro Forma Adjustments	Ref.		Pro Forma Combined
		(Note 5)
Revenues	$99,468	$21,061	$—			$120,529
Cost of Sales	(93,699)	(18,622)	—			(112,321)

Gross Profit	5,769	2,439	—			8,208
Operating Expenses	(3,890)	(2,068)	(188)	6	(f)	(6,146)
Litigation charges	(68)	—	—			(68)

Total Operating Expenses	(3,958)	(2,068)	(188)			(6,214)

Operating Income	1,811	371	(188)			1,994
Other Income (Expense), Net	7	(33)	52	6	(f)	26
Interest Expense	(187)	(122)	(117)	6	(f)	(426)

Income from Continuing Operations Before Income Taxes	1,631	216	(253)			1,594
Income Tax Expense	(639)	(71)	82	6	(g)	(628)

Income from Continuing Operations	992	145	(171)			966
Less: Income Attributable to Noncontrolling Interests	—	7	(2)	6	(h)	5

Income from Continuing Operations Attributable to McKesson Corporation	$992	$138	$(169)			$961

Earnings from Continuing Operations Per Common Share Attributable to McKesson Corporation
Diluted	$4.26					$4.12
Basic	$4.34					$4.20
Dividend Declared Per Common Share	$0.68					$0.68
Weighted Average Common Shares of McKesson Corporation
Diluted	233					233
Basic	229					229

See accompanying notes to the unaudited Pro Forma Financial Information

5	Page

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. Basis of Presentation

On February 6, 2014, McKesson Corporation (“McKesson” or the “Company”), completed the acquisition of 77.6% of the outstanding common shares of Celesio AG (“Celesio”) for cash consideration of $5,105 million plus the assumption of Celesio’s debt (the “Acquisition”). Celesio is a leading international wholesale and retail company and provider of logistics and services to the pharmaceutical and healthcare sectors which operates in 14 countries around the world. The Acquisition was consummated through a series of transactions:

•	McKesson acquired 129.3 million of common shares of Celesio from Franz Haniel & Cie. GmbH (“Haniel”) for cash consideration of €23.50 per common share or $4,099 million.

•	McKesson acquired 4,840 of the 7,000 convertible bonds issued by Celesio in the nominal aggregate amount of €350 million due in October 2014 (the “2014 Bonds”), and 2,180 of the 3,500 convertible bonds issued by Celesio in the nominal amount of €350 million due in April 2018 (the “2018 Bonds”, and together with the 2014 Bonds, the “Bonds”), from Elliott International, L.P., The Liverpool Limited Partnership and Elliott Capital Advisers, L.P. (together, the “Elliott Group”) for cash consideration of $945 million. The 2,180 acquired 2018 Bonds were converted to 11.4 million common shares of Celesio.

•	McKesson acquired 303 of the 2014 Bonds and 216 of the 2018 Bonds in a series of private transactions (“Private Purchases”) for cash consideration of $61 million. 139 of the acquired 2018 Bonds were converted to 0.7 million common shares of Celesio.

Following the Acquisition, McKesson’s share ownership of Celesio exceeded 75% on a fully diluted basis.

In accordance with a business combination agreement that the Company entered into with Celesio, on February 28, 2014, McKesson launched a voluntary public tender offer for the shares of Celesio that remain outstanding or are to be issued upon further conversions of Bonds (the “Tender Offer”) for €23.50 per share. This Pro Forma Financial Information does not reflect the impact of the Tender Offer.

The accompanying Pro Forma Balance Sheet as of December 31, 2013 gives effect to the Acquisition as if it had occurred on December 31, 2013, combining the unaudited balance sheet of McKesson at December 31, 2013 and the unaudited balance sheet of Celesio as of September 30, 2013.

The accompanying Pro Forma Statements of Operations for the year ended March 31, 2013, and for the nine months ended December 31, 2013, give effect to the Acquisition as if it had occurred on April 1, 2012, combining the audited results of McKesson for the year ended March 31, 2013 and the unaudited results of Celesio as derived from their audited financial statements for the year ended December 31, 2012, and combining the unaudited results of McKesson for the nine months ended December 31, 2013 and the unaudited results of Celesio for the nine months ended September 30, 2013.

The period end exchange rate applicable to the purchase accounting adjustments and to Celesio for the Pro Forma Balance Sheet and the average exchange rate during the periods presented for the Pro Forma Statements of Operations are as follows:

		USD/EUR
As of February 6, 2014	Period End Spot Rate	$1.3495
As of September 30, 2013	Period End Spot Rate	$1.3524
Year ended December 31, 2012	Average Spot Rate	$1.2853
Nine months ended September 30, 2013	Average Spot Rate	$1.3169

The Pro Forma Financial Information is not intended to reflect the financial position or results of operations which would have actually resulted had the Acquisition been effected on the dates indicated. Further, the results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

6	Page

2. Summary of Significant Accounting Policies

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies and presentation adopted by McKesson in conformity with U.S. generally accepted accounting principles (“GAAP”). The accounting policies of Celesio were not deemed to be materially different from those of McKesson. Adjustments made to align Celesio’s financial information that was based on International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) with U.S. GAAP are described in Note 5, “IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications.”

3. Preliminary Purchase Price Allocation

The following table summarizes the allocation of the purchase price on the basis of a preliminary assessment of the fair values of the assets acquired and liabilities assumed:

(In millions)	Amount
Current assets, net of cash and cash equivalents acquired	$5,770
Goodwill	3,637
Intangible assets	2,866
Other long-term assets	1,456
Current liabilities	(3,955)
Short-term borrowings	(383)
Current portion of long-term debt	(532)
Long-term debt	(1,446)
Other long-term liabilities	(1,364)

Fair value of net assets, less cash and cash equivalents	6,049
Less: Noncontrolling interests	(1,449)

Purchase consideration, net of cash and cash equivalents acquired	$4,600

The fair values of acquired assets and liabilities are based on preliminary cash flow projections and other assumptions. The preliminary fair values of acquired intangible assets were determined by applying the income approach, using several significant unobservable inputs for projected cash flows and a discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance. These preliminary fair values are subject to change as the Company obtains additional information finalizing these fair values.

The fair value of Celesio’s long-term debt and other financing were determined by quoted market prices in a less active market and other observable inputs from available market information, which are considered to be Level 2 inputs under the fair value measurements and disclosure guidance. The fair values of the conversion options, classified as other long-term liabilities, on Celesio’s Bonds were determined by observable market data for similar instruments that are considered to be Level 2 inputs under the fair value measurements and disclosure guidance.

The fair value of the noncontrolling interests on the date of acquisition of $1,449 million was made up of the following components:

(In millions)	Amount
Fair value of Celesio common shares not acquired by McKesson	$1,402
Fair value of Celesio’s previously existing noncontrolling interests	47

Total	$1,449

The fair value of the noncontrolling interest for the Celesio common shares that were not acquired by McKesson was determined by a quoted market price that is considered to be a Level 1 input under the fair value measurements and disclosure guidance.

The excess of the purchase price and the noncontrolling interests over the acquired net assets has been allocated to goodwill.

7	Page

Of the total $5,105 million purchase price, $2,866 million has been allocated to definite-lived intangible assets acquired. Acquired intangible assets and their estimated useful lives consist of the following:

(In millions)	Useful life	Amount
Customer relationships	Up to 17 years	$1,495
Pharmacy licenses	Up to 23 years	1,098
Trademarks	Up to 13 years	182
Other	Up to 4 years	91

Total intangible assets acquired		$2,866

The amortization pattern of each intangible asset will follow an accelerated schedule that reflects the pattern of its expected benefits to the Company.

4. Financing Activities

In January 2014, McKesson entered into a $5.5 billion 364-day unsecured Senior Bridge Term Loan Agreement (the “Bridge Loan”). Subject to the terms and conditions set forth in the Bridge Loan, up to two borrowings of term loans in an aggregate principal amount of up to $5.5 billion will be made available to the Company at the Company’s request to: (i) pay the Acquisition consideration; (ii) fund additional acquisitions, if any, of Celesio shares and convertible bonds, including shares acquired in the Tender Offer; and (iii) pay transaction costs associated with the Acquisition. The Bridge Loan contains terms substantially similar to those contained in McKesson’s existing revolving credit facility and, similar to the revolving credit facility, borrowings under the Bridge Loan generally bear interest based upon either a prime rate or the London Interbank Offering Rate. In addition, the Bridge Loan requires that the Company maintains a debt to capital ratio of no greater than 65% throughout the Bridge Loan. McKesson expects to refinance all or part of the outstanding amounts under the Bridge Loan with longer-term financing prior to the end of the Bridge Loan’s 364-day term. In connection with the Acquisition, McKesson borrowed $4,957 million on the Bridge Loan. Interest expense associated with long-term financing may differ from the expense associated with the Bridge Loan.

Also in January 2014, the Company amended its $1.35 billion Accounts Receivable Sales Facility and $1.3 billion Revolving Credit Facility. The amendments added an extended cure period to both facilities with respect to defaults under the facilities relating to the acquisition of Celesio. Additionally, the amendment for the Revolving Credit Facility increased the maximum debt to capital ratio covenant from 56.5% to 65%. This debt covenant was previously increased for the Accounts Receivable Sales Facility from 56.5% to 65% in November 2013.

8	Page

5. IFRS to U.S. GAAP Reconciliation and Presentation Reclassifications

The historical financial statements of Celesio are presented in EUR and have been prepared in accordance with IFRS. Accordingly, certain adjustments have been made in order to (i) reconcile the financial statements to U.S. GAAP; (ii) conform presentation to that applied by McKesson; and (iii) translate the financial statements to U.S. dollars.

Celesio Condensed Consolidated Balance Sheet

	As of September 30, 2013
(In millions)	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP In EUR	Ref.		Under U.S. GAAP In EUR	Under U.S. GAAP In USD
ASSETS
Current Assets
Cash and Cash Equivalents	€374	€—			€374	$505
Receivables, Net	2,255	174	(a	)	2,429	3,285
Inventories, Net	1,482	—			1,482	2,004
Prepaid Expenses and Other	328	—			328	445

Total Current Assets	4,439	174			4,613	6,239
Property, Plant and Equipment, Net	500	—			500	676
Goodwill	2,209	(118)	(d	)	2,091	2,828
Intangible Assets, Net	—	22	(d	)	22	30
Other Assets	341	96	(d	)	457	618
		20	(b	)

Total Assets	€7,489	€194			€7,683	$10,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and Accounts Payable	€2,256	€—			€2,256	$3,051
Short-Term Borrowings	275	174	(a	)	283	383
		(166)	(d	)
Current Portion of Long-Term Debt	—	166	(d	)	166	224
Other Accrued Liabilities	666	—			666	901

Total Current Liabilities	3,197	174			3,371	4,559

Long-Term Debt	1,657	7	(b	)	1,664	2,250
Other Noncurrent Liabilities	423	72	(b	)	495	671
Equity Attributable to Shareholders of Celesio	2,177	(59)	(b	)	2,118	2,864
Noncontrolling Interests	35	—			35	47

Total Liabilities and Stockholders’ Equity	€7,489	€194			€7,683	$10,391

*	Certain changes were made to align the presentation of Celesio’s financial information with McKesson’s presentation

9	Page

Celesio Condensed Consolidated Statement of Operations

	For the Year Ended December 31, 2012
(In millions)	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP In EUR	Ref.	Under U.S. GAAP In EUR	Under U.S. GAAP In USD
Revenues	€22,271	€5	(d)	€22,276	$28,631
Cost of Sales	(19,846)	130	(d)	(19,716)	(25,341)

Gross Profit	2,425	135		2,560	3,290
Operating Expenses	(2,302)	(23)	(c)	(2,221)	(2,855)
		104	(d)

Total Operating Expenses	(2,302)	81		(2,221)	(2,855)

Operating Income	123	216		339	435
Other Income (Expense), Net	259	(279)	(d)	(20)	(26)
Interest Expense	(167)	10	(c)	(117)	(151)
		40	(d)

Income from Continuing Operations Before Income Taxes	215	(13)		202	258
Income Tax Expense	(105)	4	(e)	(101)	(130)

Income from Continuing Operations	110	(9)		101	128
Less: Income Attributable to Noncontrolling Interests	7	—		7	9

Income from Continuing Operations Attributable to Shareholders of Celesio	€103	€(9)		€94	$119

*	Certain changes were made to align the presentation of Celesio’s financial information with McKesson’s presentation

Celesio Condensed Consolidated Statement of Operations

	For the Nine Months Period Ended September 30, 2013
(In millions)	Under IFRS In EUR *	Adjustments to Reconcile to U.S. GAAP In EUR	Ref.	Under U.S. GAAP In EUR	Under U.S. GAAP In USD
Revenues	€15,999	€(6)	(d)	€15,993	$21,061
Cost of Sales	(14,245)	104	(d)	(14,141)	(18,622)

Gross Profit	1,754	98		1,852	2,439
Operating Expenses	(1,595)	(8)	(c)	(1,570)	(2,068)
		33	(d)

Total Operating Expenses	(1,595)	25		(1,570)	(2,068)

Operating Income	159	123		282	371
Other Income (Expense), Net	149	(132)	(d)	(25)	(33)
		(42)	(b)
Interest Expense	(103)	9	(c)	(93)	(122)
		1	(d)

Income from Continuing Operations Before Income Taxes	205	(41)		164	216
Income Tax Expense	(67)	13	(e)	(54)	(71)

Income from Continuing Operations	138	(28)		110	145
Less: Income Attributable to Noncontrolling Interests	5	—		5	7

Income from Continuing Operations Attributable to Shareholders of Celesio	€133	€(28)		€105	$138

*	Certain changes were made to align the presentation of Celesio’s financial information with McKesson’s presentation

10	Page

The following reclassifications and adjustments have been made to reconcile Celesio’s financial information, as reported under IFRS, with U.S. GAAP and to conform to McKesson’s presentation:

(a)	Celesio factors certain receivables under a facility arrangement and has derecognized these receivables under IFRS. These transactions do not qualify for balance sheet derecognition under U.S. GAAP. This adjustment has been recorded to recognize these receivables and corresponding short-term borrowings.

(b)	This adjustment represents the bifurcation of the conversion option from Celesio’s convertible debt and classification of the conversion option as a derivative liability and associated deferred tax asset under U.S. GAAP. The conversion option was classified within Shareholders’ Equity in Celesio’s IFRS financial statements. The change in classification results in a remeasurement loss from changes in fair value of the derivative liability recorded under U.S. GAAP.

(c)	There are differences between the accounting for the Celesio pension plans under IFRS and U.S. GAAP related to the treatment of prior service costs, actuarial gains and losses, estimated return on plan assets and classification of components of pension expense. This adjustment represents the difference between the treatment under U.S. GAAP and IFRS.

(d)	There are differences between Celesio’s historical reporting and the presentation in McKesson’s financial statements. These reclassifications align Celesio’s presentation with McKesson’s presentation as follows:

Balance Sheet: reclassify (i) internally developed Capitalized Software to Other Assets and to present Goodwill and Intangible Assets separately, (ii) amounts to Current Portion of Long-Term Debt.

Statement of Operations: reclassify (i) incentives received from suppliers to cost of sales, (ii) shipping and handling charges and other amounts received from customers to revenues and (iii) certain other reclassifications to operating expenses, including recoveries of bad debt expense and net gains on asset disposals.

(e)	This adjustment represents the income tax impact of the IFRS to U.S. GAAP adjustments described above.

6. Pro Forma Adjustments

The following pro forma adjustments have been made to reflect the Acquisition and the combination of McKesson and Celesio:

(a)	Cash and Cash Equivalents

(In millions)
Proceeds from the Bridge Loan, net of $25 million of debt issuance costs	$4,932
Cash paid for the Acquisition:
Celesio common shares acquired from Haniel	(4,099)
Bonds acquired from the Elliott Group	(945)
Bonds acquired in Private Transactions	(61)

Total cash paid	(5,105)

Total	$(173)

11	Page

(b)	Fair value adjustments as a result of the purchase price allocation

(In millions)
Inventories – fair value adjustment	$49
Property, Plant and Equipment – fair value adjustment	165
Goodwill
Reversal of Celesio’s historical goodwill	(2,828)
Goodwill recognized in the Acquisition	3,637

Total	809

Intangible Assets
Reversal of Celesio’s historical intangible assets	(30)
Acquired identifiable intangible assets	2,866

Total	2,836

Other Noncurrent Liabilities
Acquired deferred tax liabilities and other non-current liabilities	795
Elimination of conversion feature on Celesio Bonds acquired by McKesson	(67)
Reclassification of conversion feature on Celesio Bonds to other accrued liabilities	(30)

Total	698

Long-Term Debt – fair value adjustment	134
Noncontrolling Interests – fair value adjustment	1,402

(c)	Other Accrued Liabilities

(In millions)
Accrual of transaction costs incurred subsequent to December 31, 2013	$33
Reversal of accrued interest expense on Celesio Bonds acquired by McKesson	(16)
Reclassification of conversion feature on Celesio Bonds acquired by McKesson from other noncurrent liabilities	30

Total	$47

(d)	Long-Term Debt

(In millions)
Proceeds from Bridge Loan	$4,957
Fair value adjustment of Celesio’s long-term debt – see Note (b)	134
Elimination of Celesio Bonds acquired by McKesson, not yet converted to Celesio common stock	(630)
Reclassification of convertible debt to current portion of long-term debt *	(307)

Total	$4,154

Reclassification of convertible debt to current portion of long term debt	$307

*	This adjustment relates to a reclassification of Celesio’s outstanding 2014 and 2018 convertible Bonds that became redeemable at the option of the holder upon the change of control of Celesio.

(e)	McKesson Corporation Stockholders’ Equity

(In millions)
Elimination of Celesio’s historical shareholders’ equity	$(2,864)
Accrual of transaction costs incurred subsequent to December 31, 2013	(33)
Debt issuance costs on the Bridge Loan, net of tax	(25)

Total	$(2,922)

12	Page

(f)	Cost of Sales, Operating Expenses, Other Income (Expense), Net, and Interest Expense

(In millions)	Year Ended March 31, 2013	Nine Months Ended December 31, 2013
Cost of Sales
Inventories fair value adjustment	$(49)	$—

Operating Expenses
Reversal of Celesio’s historical intangible amortization and impairment expense	48	9
Amortization of acquired intangible assets	(297)	(184)
Depreciation expense on incremental fair value of acquired property, plant and equipment	(39)	(25)
Reversal of transaction costs incurred	—	12

Total	(288)	(188)

Other Income (Expense), Net
Reversal of transaction costs incurred by McKesson in the quarter ended December 31, 2013	—	13
Elimination of remeasurement loss from changes in fair value of the derivative liability associated with the acquired Bonds	—	39

Total	—	52

Interest Expense
Bridge Loan, assuming an effective interest rate of 4.55%*, net of $10 million of previously expensed Bridge Loan costs incurred in the quarter ended December 31, 2013	(226)	(159)
Elimination of interest expense on acquired Bonds	20	15
Amortization of the fair value adjustment on long-term debt	47	27

Total	$(159)	$(117)

*	Assumes the Bridge Loan is outstanding from April 1, 2012 through December 31, 2013. McKesson expects to refinance all or part of the outstanding amounts under the Bridge Loan with longer-term financing. Interest expense associated with long-term financing may differ from the expense associated with the Bridge Loan. Pre-tax income would increase/decrease by $6.2 million based on a 1/8 percent variance in the effective interest rate.

(g)	Adjustment to reflect the income tax impact of the pro forma adjustments, using the applicable statutory income tax rates. Income tax rates do not take into account any possible future tax events or changes in planned structure for the combined company.

(h)	Adjustment to reflect the net income attributable to the noncontrolling interest resulting from the Acquisition.

13	Page